Sillenger Exclusive Representative Agreement

This agreement entered on this 16th day of September 2011.

BETWEEN:

SILLENGER EXPLORATION CORP.

Hereafter referred to as "SLGX" or the "Company"

And

FIRST AFRICAN EXPLORATION CORP.

Hereafter referred to as "FAX"

WHEREAS, SLGX is seeking an exclusive representative to assist the Company in obtaining partnership right(s)/contracts (each a "Contract") with Countries in Africa and the Middle East (hereinafter, each a "Country" and collectively, the "Countries") in order to secure the award of right(s)/contract(s) related to Mining, Hydrocarbon or and other Natural Resources in such Countries; and

WHEREAS, FAX, because of it's business activities, capabilities, contacts and knowledge of local procedures in the Countries is able and willing to assist SLGX in securing the award of such right(s)/contract(s) related to Mining, Hydrocarbon along with any other Natural Resources or other right(s)/contract(s) or other activities in the Countries with respect to proposed projects in the Countries (each a "Project").

NOW, THEREFORE, in consideration of the premises, the mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

CLAUSE 1: <u>SCOPE OF THIS EXCLUSIVE REPRESENTATIVE AGREEMENT:</u>

SLGX engages FAX as its exclusive representative in Africa and the Middle East in order to secure right(s)/contract(s) in each Country as noted herein. FAX shall also assist SLGX during the setup and execution phases of such right(s)/contract(s) as required by SLGX.

FAX accepts such appointment.

In performing the duties hereunder, FAX shall have the right to negotiate right(s)/contract(s) for all Countries in Africa and Middle East on behalf of SLGX. It is agreed and understood by all parties that the right(s)/contract(s), MOU(s), Letter(s) of Intent, Minute(s) of Meeting(s) or any other legal documentation entered into with the Countries is subject to the prior written approval of the President of SLGX.

CLAUSE 2: OBLIGATIONS OF FAX:

With regard to the right(s)/contract(s) for the Countries, FAX shall apply its best efforts to promote the interests of SLGX and shall undertake all necessary activities in this regard, acting in good faith and in compliance with all applicable laws and the applicable laws of each Country.

These activities shall include, but are not limited to the following:

1. Assistance and advice in all right(s)/contract(s) negotiations.
2. Apply its full time and attention, including but not limited to the full time and attention of Michel Ghostine, to obtaining such right(s)/contract(s) and assisting in the management thereafter of the Project for the Countries.
3. Pursue and follow-up of the tender(s) for the right(s)/contract(s).
4. Facilitate the smooth performance of any awarded right(s)/contract(s) and establish cordial and ongoing relations with the Countries Government officials.
5. Assistance in ensuring that payments are properly and timely effected and that claims are settled.
6. Assistance in clearance and transport of goods to and from ports, airports etc.
7. Assistance in securing fuel supplies.
8. Assistance in recruiting local staff.
9. Assistance in domestic procurement.
10. Assistance and advice on all local formalities such as local Company registrations, registrations, taxes, tariffs, laws, regulations, etc...
11. Assistance in handling formalities with the authorities, official authorities and other Government departments including Letter(s) of Authorization, SAR and all other Permits related to the good execution of the awarded right(s)/contract(s) in the Country.
12. Assistance in securing visas, work permits, resident permit, driving license and any other authorizations that may be required to complete the Project(s).
13. Assistance in all aspects of any geophysical survey with any Country, assisting SLGX in engaging any required contractors to conduct the survey, assisting SLGX in controlling the title and licensing of each Country resource claims, dealing with on-the-ground issues for all joint venture partners/licensees or purchasers of claims in each Country with which SLGX signs such right(s)/contract(s). Fax may retain all fees it receives directly from any third party that is engaged to perform a geophysical survey.
14. If any activities as outlined in this agreement or otherwise with respect to the Countries or Projects generates any revenues to FAX from any source, other

than from SLGX, in connection with the Countries as outlined under this agreement FAX agrees it shall pay SLGX 10% of its gross revenues/benefits [in cash, shares or any other form of interest] FAX receives

15. Provide temporary short-term financing in the form of interest-free loans to SLGX for its working capital needs.

Neither FAX nor any of its Officers, Directors, Employees, Agents, representatives, assigns or contractors shall support or give assistance to any competitor or third party participating in tendering or negotiations for any Project(s) contract(s) right(s) or any other rights or agreements in any of the Countries.

CLAUSE 3: OBLIGATIONS OF SLGX:

In consideration of FAX performing its obligations in accordance with the terms and conditions of this Agreement and provided that SLGX is awarded and signs the right(s)/contract(s) for a Project(s), or any future contract(s) or agreement(s) in the Countries with the Government or any other 3rd party, for each right(s)/contract(s) SLGX shall pay FAX in accordance with CLAUSE 4, below, a onetime bonus to be determined when a country contract is signed and the Company has received the related financing to perform the contract (" Country Fee"). This agreement may be amended by addendum to provide for the Country fee, when the fee is known. SLGX may pay an additional bonus to FAX if, at the Company's sole discretion, it is determined that the value that FAX has added to SLGX exceeds the Company's expectations.

SLGX also agrees, guarantee and covenants to include FAX as a 10% Shareholder in any local, regional and international Company that will be incorporated in any of the Countries by SLGX as a result of FAX efforts in SLGX signing right(s)/contract(s).

SLGX will insure that if the shares are not available to FAX, SLGX will enter into an agreement with FAX that shall pay FAX 10% of SLGX gross revenues/benefits [in cash, shares or any other form of interest] SLGX receives as a carrying interest of any revenues that are received by SLGX under any right(s)/contract(s).

The above-mentioned Country fee shall cover any and all expenses incurred by FAX in fulfilling any obligations pursuant to this Agreement unless otherwise agreed upon in writing by the parties hereto. Provided, however, that SLGX will pay FAX the commercial standard rate for any logistical work that could be completed by a third party.

SLGX shall not appoint any other representative(s), for any of the Countries in Africa and the Middle East other than FAX, and shall not assign any part of the FAX obligations to another party without FAX prior written approval and consent.

If needed, SGLX shall provide temporary short-term financing in the form of interest-free loans to FAX for its working capital needs. Such loans can be offset

against any fees that SGLX may owe to FAX. It is agreed that such financing shall only be granted after an MOU for a new Country contract has been signed by Sillenger but the Country Fee has not been agreed with and paid to FAX. It is also understood that the amount of the financing granted will be repaid as soon as the Country Fee to which it relates has been full paid to FAX.

CLAUSE 4: PAYMENT OF FEES and CARRYING INTEREST:

SLGX shall, with the assistance of FAX, arrange for the financing of each Country Project. Provided SLGX has received payment from any investor sufficient to proceed with a Project, including payment to FAX, and as agreed to by SLGX and FAX as to the Countries with which it proceeds, SLGX shall pay FAX its Country Fee, as follows:

For each Country within the Countries that the parties agree, SLGX will seek right(s)/contract(s); SLGX will provide a letter of authorization to FAX to commence negotiations with the Target Country accompanied with an obligation to pay thirty-five percent (35%) of the Country Fee, if and when the Country Fee is determined.

Upon the execution of a Memorandum of Understanding [MOU] between SLGX and the Government of the Target Country, SLGX shall be obligated to make an additional payment to FAX of twenty percent (20%) of the Country Fee, if and when the Country Fee is determined.

Upon the execution of the final Contract between the Target Country Government and SLGX, SLGX shall be obligated to make an additional payment to FAX of thirty-five percent (35%) of the Country fee, if and when the Country Fee is determined.

Upon the commencement of the Geophysical Airborne Survey of the target Country SLGX shall be obligated to make the final payment to FAX of ten percent (10%) of the Country fee, if and when the Country Fee is determined.

All currencies paid to FAX will be in the form of currency received by SLGX for such payments.

The payments to FAX shall be due and payable within fifteen (15) days from the receipt of the respective contractual payment by SLGX or when payments are owed to FAX as noted herein.

CLAUSE 5: VALIDITY OF THIS AGREEMENT:

This Agreement may be entered into on separate counterparts, each of which when so executed and delivered shall be an original but each counterpart shall

together constitute one and the same instrument and shall take effect from the time of execution of the last signature.

This Agreement shall be valid for a period of 60 (Sixty) months from the date of the last signature and shall be renewable only upon mutual consent of the Parties herein for similar or other periods.

However, if a Contract is awarded to SLGX through the efforts of FAX, the period of validity of this Agreement shall only be extended in relation to the specific Contract to cover the period required for the resolution of claims hereunder. Notwithstanding anything contained herein the payment owed to FAX will continue after any termination of this Agreement until all payments owed SLGX has been made.

CLAUSE 6: DISPUTES AND ARBITRATION:

SLGX and FAX will attempt to settle any disputes arising under this Agreement in an amicable manner. Should they fail to settle, then, one or more Arbitrators appointed in accordance with the said rules shall settle such disputes under the Rules the Ontario Court of Arbitration.

The place of the Court of Arbitration will be Ontario Canada.

CLAUSE 7: ASSIGNMENT:

The rights and obligations of the parties under this Agreement may not be assigned without the prior written consent of the other. The rights and obligations of SLGX under this Agreement will inure to the benefit of and will be binding upon the successors and assignees of SLGX. The rights and obligations of FAX under this Agreement will inure to the benefit of and will be binding upon the successors and assignees of FAX.

CLAUSE 8: GOVERNING LAW:

This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario as applied to transactions taking place wholly within Ontario. In the event of a dispute, the parties agree to mediate in good faith before a neutral third party agreeable to both parties prior to instituting any legal action other than injunctive relief, such mediation to take place in Ontario, Canada. The parties hereby expressly consents to the exclusive personal and subject-matter jurisdiction of the state and federal courts located in the Ontario, Canada, for any dispute arising from or related to this Agreement.

CLAUSE 9: MODIFICATION OF THIS AGREEMENT:

Modifications, amendments, and changes to or of this Agreement shall be in writing and approved by all parties in this agreement. In case any provisions of this Agreement become invalid, the validity of the remaining provisions shall not be affected thereby, any such invalid provision shall be replaced by another suitable provision agreed upon by all parties.

CLAUSE 10: NOTICES:

Any notice, request, demand or other communication hereunder will be in writing and will be deemed to be duly given (a) upon actual receipt when personally delivered to an officer of SELLINGER or FAX, as the case may be, (b) three days after deposit in the Mail by certified or registered mail, return receipt requested with postage prepaid, or (c) upon actual receipt or two days after being sent by reputable international overnight courier, delivery fees prepaid; in each case addressed to the addresses set forth on the signature page of this Agreement or to such other address as either party may specify by notice to the other as provided in this section.

CLAUSE 11: TERMINATION OF THIS AGREEMENT:

This Agreement shall not be terminated without the written agreement of all Parties, unless a party is proven with evidence to be in material Default of this Agreement.

CLAUSE 12: AUTHORIZATION:

The parties acknowledge and agree that this Agreement has been approved by each party's Board of Directors and the individual executing on each party's behalf, have the requisite authority to execute this Agreement and to consummate the transaction contemplated hereby.

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FOR AND ON BEHALF OF SILLENGER EXPLORATION CORP.
Address:

John Gillespie
President

____
Signature

FOR AND ON BEHALF OF FIRST AFRICAN EXPLORATION CORP.
Address:

Howard Brodsky
President

____
Signature